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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 registration statement of our report dated February 6, 2002, included in Pacific Capital Bancorp's Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Los Angeles, California
May 16, 2002